Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-140434) on Form S-3 of our report dated March 29, 2007 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of PRB Energy, Inc. for the year ended December 31, 2006.  We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Hein & Associates LLP

HEIN & ASSOCIATES LLP

Denver, Colorado
April 27, 2007